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                Specimen Certificate, Series D Preferred Stock
                                     [front]

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE SECURITIES ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT, A CERTIFICATE OF DESIGNATION AND A REGISTRATION RIGHTS AGREEMENT. THESE AGREEMENTS MAY BE INSPECTED DURING NORMAL BUSINESS HOURS AT THE OFFICES OF THE CORPORATION.

        NUMBER                                                   SHARES

                         AMERICAN BIO MEDICA CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

     This Certifies that ___________________________
     is the owner of __________________________
      FULLY PAID AND NON-ASSESSABLE SERIES D CONVERTIBLE PREFERRED SHARES
                           PAR VALUE $.01 PER SHARE.
                        AMERICAN BIO MEDICA CORPORATION

     transferable on the books of the corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of New York and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended

     WITNESS, the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:
                        AMERICAN BIO MEDICA CORPORATION
                          CORPORATE SEAL 1986 NEW YORK

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Secretary                                 President
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     The following  abbreviations  when used in the  inscription  on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common

     TEN ENT - as tenants by the entireties

     JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -     Custodian      under Uniform Gifts to Minors Act
                    Cust          Minor                                  State

Additional abbreviations may also be used through not in the above list.

For Value Received,                                     hereby sell, assign, and
transfer unto                           of the capital stock represented by  the
within Certificate, and do hereby irrevocably constitute and appoint
                                                        Attorney to transfer the
said stock on the Books of the within named Company with full power of substitution in the premises.
Dated


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NOTICE:   THE  SIGNATURE TO THIS  ASSIGNMENT  MUST  CORRESPOND  WITH THE NAME AS
          WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

     Signature guaranteed:


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     The signature(s) should be guaranteed by an eligible guarantor  institution
     (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program) pursuant to S.E.C. Rule 17Ad-15,